UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2012

EPOCRATES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35062	94-3326769
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1100 Park Place, Suite 300 San Mateo, California	94403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 227-1700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On August 7, 2012, Epocrates, Inc. (the “Company”) announced its financial results for the quarter ended June 30, 2012. A copy of the Company’s press release, entitled “Epocrates Announces Second Quarter 2012 Results,” is furnished pursuant to Item 2.02 as Exhibit 99.1 hereto.

This Item 2.02 of this Current Report on Form 8-K and the attached exhibit is furnished to, but not filed with, the Securities and Exchange Commission (“SEC”) and shall not be deemed to be incorporated by reference into any of the Company’s filings with the SEC under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer – Patrick Spangler

On August 2, 2012, Patrick Spangler, the Chief Financial Officer of the Company, notified the Company that he will no longer be an employee of the Company, effective as of August 15, 2012. In connection with the resignation of Mr. Spangler, the Company has initiated a search for his replacement.

Employment Agreement for SVP, Commercial Operations – Heather Gervais
On August 6, 2012, Heather Gervais, the Company’s SVP, Commercial Operations, and the Company entered into an employment agreement providing for the terms of Ms. Gervais’s employment with the Company (the “Agreement”).  Pursuant to the Agreement, Ms. Gervais will be entitled to receive an annualized base salary of $240,000 plus a target bonus of 40% of her base salary under the Company’s Executive Bonus Plan based on successful completion of the objectives set forth in the plan, as determined by the Company’s Board of Directors (the “Board”).
Pursuant to the Agreement, if Ms. Gervais’s employment is terminated without cause, subject to her general release of all known and unknown claims, Ms. Gervais shall be entitled to receive severance pay equal to six months of her base salary in effect as of the termination date (less required deductions and withholdings) to be paid in the form of salary continuation on the Company’s standard payroll dates following the termination date, and if she timely elects continued group health insurance coverage through COBRA, the Company will be obligated to pay her COBRA premiums necessary to continue her group health insurance coverage at the same level as in effect as of the termination date for six months after the termination date or until she becomes eligible for group health insurance coverage through a new employer, whichever occurs first.
The Agreement further provides that in the event that, within twelve (12) months after a change-of-control of the Company, Ms. Gervais’s employment is terminated without cause or if Ms. Gervais resigns for good reason, subject to her general release of all known and unknown claims, Ms. Gervais shall be entitled to receive severance pay equal to nine months of her base salary in effect as of the termination date (less required deductions and withholdings) to be paid in the form of salary continuation on the Company’s standard payroll dates following the termination date, and if she timely elects continued group health insurance coverage through COBRA, the Company will be obligated to pay her COBRA premiums necessary to continue her group health insurance coverage at the same level as in effect as of the termination date for nine months after her termination or until she becomes eligible for group health insurance coverage through a new employer, whichever occurs first. In addition, in connection with the termination of employment within twelve (12) months after a change-of-control of the Company, the vesting of Ms. Gervais’s then-unvested shares subject to any outstanding stock options held by her as of the termination date shall accelerate in full.
The description of Ms. Gervais’s compensation arrangements set forth herein is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, by and between Epocrates, Inc. and Heather Gervais, dated August 6, 2012.

99.1	Earnings press release of Epocrates, Inc., dated August 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPOCRATES, INC.

Dated: August 7, 2012
	By:	/s/ Matthew A. Kaminer
Matthew A. Kaminer
General Counsel and Secretary